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                                                                     EXHIBIT 4.1

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                                                                          SHARES
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                             ftp Software, Inc.(R)
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THIS CERTIFICATE IS TRANSFERABLE                                 SEE REVERSE FOR
IN BOSTON, MA OR NEW YORK, NY                                CERTAIN DEFINITIONS



        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

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THIS IS TO CERTIFY THAT                 CUSIP 302660 10 5



IS THE OWNER OF
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  FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF
                                  $.01 EACH OF

                               FTP Software, Inc.

(hereinafter called the "Company") transferable upon the books of the Company in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares presented hereby are subject to the laws of The Commonwealth of Massachusetts and to the Articles of Organization and By-laws of the Company and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to be bound by all of said provisions. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

   IN WITNESS WHEREOF, FTP Software, Inc. has caused its facsimile corporate seal and the facsimile signatures of its duly authorized officers to be hereunto affixed.
   Dated:

                                     [SEAL]
                               FTP SOFTWARE, INC.
                                  INCORPORATED
                                      1986
                                 MASSACHUSETTS
                                                             /s/ David H. Zirkle
                                                                       President

                                       1
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   The Company is authorized to issue more than one class or series of stock.
The Company will furnish without charge to each stockholder who so requests in writing a statement of the preferences, voting powers, qualifications and special and relative rights of the shares of each such class and series.

   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written but in full according to applicable laws or regulations:

   TEN COM - as tenants in common   UNIF GIFT MIN ACT ______ Custodian ______
                                                      (Cust)           (Minor)
   TEN ENT - as tenants by the entireties          under Uniform Gifts to Minors
                                                   Act______________________
   JT TEN - as joint tenants with right of survivorship and not as tenants in common

    Additional abbreviations may also be used though not in the above list.

For value received, ____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE

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shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer such shares on the books of the Company with full power of substitution in the premises.

Dated:_________________________

                                      _________________________________________

                                      NOTICE:  The Signature to this Assignment
                                               must correspond with the name as
                                               written upon the face of the
                                               Certificate in every particular,
                                               without alteration or enlargement
                                               or any change whatever.

Signature(s) Guaranteed.


________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.


   This certificate also evidences and entitles the holder to certain Rights as set forth in a Rights Agreement between the Company and State Street Bank and Trust Company, as Rights Agent (the "Rights Agent"), dated as of December 1, 1995 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the Company and the Rights Agent. The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement, as in affect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.

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